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                                                                    Exhibit 3.15

                                                    STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                                FILED 09:00 AM 10/15/2002
                                                    020634597-3579451

                                STATE OF DELAWARE

                            LIMITED LIABILITY COMPANY
                            CERTIFICATE OF FORMATION

                                       OF

                           ALPHA TERMINAL COMPANY, LLC

FIRST:      The name of the limited liability company is:

            ALPHA TERMINAL COMPANY, LLC

SECOND:     The address of its registered office in the State of Delaware is:

                  2711 Centerville Road, Suite 400
                  Wilmington, Delaware 19808

            The name of its Registered Agent at such address is:

                  Corporation Service Company

THIRD:      The name and address of the authorized person is:

                  Karin M. Writer
                  Bartlit Beck Herman Palenchar & Scott
                  1899 Wynkoop Street, Suite 800
                  Denver, Colorado  80202

      The undersigned has executed this Certificate of Formation of Alpha Terminal Company, LLC on this 14th day of October 2002.

                                              /s/ Karin M. Writer
                                              Karin M. Writer
                                              Authorized Person